UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  _________________________________________________________________
FORM 8-K
 _________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2021
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Axonics Modulation Technologies, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38721	45-4744083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
26 Technology Drive
Irvine, California 92618
(Address of principal executive offices) (Zip Code)
(949) 396-6322
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
  _________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.0001 per share	AXNX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Agreement Relating to the Sale and Purchase of the Share Capital of Contura Limited
On February 25, 2021, Axonics Modulation Technologies, Inc., a Delaware corporation (the “Company”), and its wholly-owned subsidiary, Axonics Modulation Technologies, U.K. Limited, a company incorporated in England and Wales (the “Purchaser”) entered into the Agreement (the “Purchase Agreement”) with Contura Holdings Limited, a company incorporated in England and Wales (the “Vendor”), under which the Purchaser will purchase all of the issued and outstanding equity of Contura Limited (“Contura,” with the transaction constituting the “Acquisition”). Contura, headquartered in London, England, is a healthcare technology company that specializes in the distribution and sale of healthcare products (the “Products”) focused primarily in the fields of urology and urogynecology. Upon closing of the Acquisition (the “Closing”), Contura will become a wholly-owned subsidiary of the Company. The Closing occurred contemporaneously with signing the Purchase Agreement.
Pursuant to the Purchase Agreement, the Purchaser will (a) pay $141,250,000 in cash, subject to certain customary adjustments as contemplated in the Purchase Agreement, including adjustments for working capital, debt, W&I Insurance Policy (as defined below) premiums, Tail Insurance Policy (as defined below) premiums and a $4,500,000 escrow to address claims made under the warranties set out under the Purchase Agreement, if any (the “Escrow”) and (b) transfer 1,096,583 shares of the Company’s common stock, $0.0001 par value (the “Stock Consideration,” as further described in Item 3.02 below, which is incorporated by reference herein). The Escrow, less any amounts paid or reserved, is to be released to the Vendor in two tranches on December 31, 2022 and December 31, 2024. In addition to the consideration paid at Closing, the Vendor may receive $35 million in additional cash consideration if we achieve $50 million in sales with the Products in any consecutive 12-month period prior to December 31, 2024, as calculated under the Purchase Agreement.
The Purchase Agreement also contains customary warranties, indemnities, covenants and certain other matters, subject to specified caps and deductibles, including, without limitation, covenants requiring the Vendor and its key principals not to compete with Contura and covenants binding the parties to certain non-competition and non-solicitation obligations for a period of three (3) years from the Closing.
The Company has also agreed to file a prospectus supplement under the Company’s Registration Statement on Form S-3 (333-238064) by no later than March 25, 2021 to register for resale the Stock Consideration.
The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. The Company will file the Purchase Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.
Loan and Security Agreement
In connection with the Acquisition, on February 25, 2021, the Company entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with the lenders from time to time party thereto and Silicon Valley Bank, as the administrative agent and collateral agent for the lenders, under which the Company will obtain a loan in the principal amount of $75 million pursuant to a term loan advance (the “Loan”).
The Loan under the Loan and Security Agreement matures on February 1, 2024 (the “Maturity Date”), unless earlier accelerated upon an event of default. The Loan bears interest at a floating per annum rate equal to the greater of (a) 9.00% and (b) 5.75% above the Prime Rate (as defined in the Loan and Security Agreement), with only interest due and payable monthly until September 1, 2022, at which time interest and principal will be due and payable monthly in equal monthly payments. The Loan and Security Agreement also sets out that the Loan is subject to a final payment fee equal to 6.00% of the aggregate principal amount of the Loan. The Loan is secured by substantially all of the Company’s personal property (except for the intellectual property of the Company, more than 65% of the Company’s issued and outstanding equity interests in any foreign subsidiaries which entitles the holder to vote and certain interests in real property and equipment leases). After repayment, no amount of repaid principal may be reborrowed.
In the event the Company elects to prepay the term loans prior to the Maturity Date, the Company is required to pay a fee in the amount of (a) 2.00% of the outstanding principal balance if such prepayment occurs prior to February 25, 2022 or (b) 1.00% of the outstanding principal balance if such prepayment occurs on or after February 25, 2022.
The Loan and Security Agreement contains customary covenants that include, among others, covenants that limit the Company’s and its subsidiaries’ ability to dispose of assets, conduct mergers or acquisitions, incur indebtedness, incur certain liens, pay dividends or make distributions on the Company’s capital stock, make certain investments, and enter into certain affiliate transactions, in each case subject to customary exceptions for a credit facility of this size and type.
The Loan and Security Agreement contains customary events of default that include, among others, non-payment defaults, covenant defaults, a default in the event a material adverse change occurs, defaults in the event the Company’s assets are attached or the Company is enjoined from doing business, bankruptcy and insolvency defaults, cross-defaults to certain other material indebtedness, material judgment defaults, and inaccuracy of representations and warranties. The occurrence of an event of default could result in an increase to the applicable interest rate of 5.00%, acceleration of and present occurrence of the Maturity Date, and the consequent obligation for the Company to repay in full in cash all amounts outstanding under the Loan and Security Agreement, and a right by the lenders to exercise all remedies available under the Loan and Security Agreement and related agreements, including the right to dispose of the collateral as permitted under applicable law.
The foregoing description of the Loan and Security Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. The Company will file the Loan and Security Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.
Manufacturing and Supply Agreement
In connection with the Acquisition, on February 25, 2021, the Company’s newly acquired subsidiary, Contura, entered into a Manufacturing and Supply Agreement (the “Supply Agreement”) with Contura International A/S (“Contura International”). Pursuant to the Supply Agreement, Contura International will exclusively produce and supply Bulkamid®, a urinary bulking agent indicated for the treatment of female stress urinary incontinence, and the Bulkamid Urethral Bulking System (together, “Bulkamid”), to Contura for use in the field of bladder and bowel dysfunction in humans, and Contura will exclusively purchase Bulkamid from Contura International. The term of the Supply Agreement continues for eight (8) years from February 25, 2021, unless earlier terminated in accordance with the terms of the Supply Agreement, and may be renewed by mutual written agreement by the parties thereto. The Supply Agreement provides for customary reasons to terminate the Supply Agreement for cause with immediate effect. Further, Contura has the right to terminate the Supply Agreement for convenience with six (6) months’ prior written notice to Contura International.
Pursuant to the Supply Agreement, Contura will provide rolling forecasts to Contura International, initially for a one year period starting 180 days after the date of the forecast (the “Forecast”). The Forecast will include Contura’s monthly volume requirements for Bulkamid for the Forecast period. The Bulkamid volumes detailed for the six (6) months in each Forecast will constitute a firm order by Contura. The remaining period of the Forecast and all subsequent Forecasts will serve as estimates of Contura’s future requirements for Bulkamid and will not comprise a binding commitment by Contura to purchase the forecasted Product. Contura may deviate from forecasted volume requirements for Bulkamid by 25% with each updated Forecast. Contura has not agreed to the purchase of any minimum quantities under the Supply Agreement. The Supply Agreement is subject to certain maximum order quantities, depending on the relevant contract year.
Under the Supply Agreement, Contura International is responsible for obtaining and maintaining all necessary permits, licenses, approvals and authorizations required for the manufacture and supply of Bulkamid in accordance with the Supply Agreement.
The Supply Agreement provides a technology transfer option for Contura, pursuant to which, if exercised, Contura International shall transfer to and assist Contura with the transfer of all manufacturing know-how owned by Contura International and required to enable Contura to manufacture Bulkamid or have it manufactured by a third party (“Tech Transfer Option”). The Tech Transfer Option is subject to Contura complying with certain obligations and cannot be exercised prior to June 30, 2022, though certain know-how will be made available to Contura prior to that date.
Contura International may suspend its duties under the Supply Agreement if (a) Contura becomes, among other things, unable to pay its debts or becomes insolvent; (b) Contura is in material breach of any of its obligations under the Supply Agreement and that breach is capable of remedy but Contura has failed to remedy that breach within ninety (90) days after receiving written notice requiring it to remedy that breach; or (c) Contura fails to pay any amount due under the Supply Agreement on the due date for payment and does not pay such amount within 30 days of a notice to Contura.
The Supply Agreement also includes customary indemnification, intellectual property protection, confidentiality, remedies, and representations and warranties terms, as well as certain quality requirements.
The foregoing description of the Supply Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. The Company will file the Supply Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.
Item 2.01.    Completion of Acquisition or Disposition of Assets.
The information set forth under Item 1.01, “Agreement Relating to the Sale and Purchase of the Share Capital of Contura Limited” is incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01, “Loan and Security Agreement” is incorporated herein by reference.
Item 3.02.    Unregistered Sales of Equity Securities.
The disclosure set forth above in Item 1.01 with respect to the Stock Consideration pursuant to the Purchase Agreement is incorporated by reference herein. The Stock Consideration will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the private offering exemption from registration provided by Section 4(a)(2) of the Securities Act, and Regulation D as promulgated thereunder, and in reliance on the representations, warranties and covenants of the Vendor set forth in the Purchase Agreement in support thereof. The Stock Consideration will bear a legend restricting their further transfer or sale until they have been registered under the Securities Act or an exemption from registration thereunder is available.
Item 7.01.    Regulation FD Disclosure.
On February 25, 2021, the Company issued a press release announcing its entry into the Purchase Agreement and the transactions contemplated thereby. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 8.01.    Other Events.
On March 2, 2021, the Company issued 65,594 shares of its common stock, $0.0001 par value, to Micro Systems Engineering, Inc. (“MST”), pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-238064) and a related prospectus supplement filed with the Securities and Exchange Commission on March 2, 2021. The Company is issuing the shares in exchange for the provision of certain development services from MST. A copy of the legal opinion of K&L Gates LLP relating to the legality of the issuance of such shares of common stock is filed as Exhibit 5.1 hereto and a copy of the press release regarding the Company’s relationship with MST is filed as Exhibit 99.2.
Item 9.01.    Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit No.	Description
5.1	Opinion of K&L Gates LLP
23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)
99.1	Press release of Axonics Modulation Technologies, Inc., dated February 25, 2021
99.2	Press release of Axonics Modulation Technologies, Inc., dated March 2, 2021
104	Cover Page Interactive Date File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXONICS MODULATION TECHNOLOGIES, INC.

Date: March 2, 2021	By:	/s/ Raymond W. Cohen
Raymond W. Cohen
Chief Executive Officer